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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data," and to the use of our reports dated June 25, 1997 (except for Note 17, as to which the date is November 2, 1997), August 8, 1997 (except for Note 8, as to which the date is August 15, 1997), and August 22, 1997, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-34859) and the related Prospectus of Trammell Crow Company for the registration of 5,000,000 shares of its common stock.


                                                    ERNST & YOUNG LLP


Dallas, Texas
November 21, 1997